                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                             HMS INSURANCE HOLDINGS, INC.


    HMS Insurance Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

    FIRST:    The name of the Corporation is HMS Insurance Holdings, Inc.

    SECOND:   That ARTICLE FIRST and the first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation are hereby amended to read as follows:

                                    ARTICLE FIRST

    The name of the Corporation is Life Partners Group, Inc.

                                    ARTICLE FOURTH

    The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares, divided into three classes as follows: (i) 5,000,000 shares of Preferred Stock, per value $.01 per share ("Preferred Stock"); (ii) 8,000,000 shares of Class A Common Stock, per value $.001 per share ("Class A Common"); and (iii) 2,000,000 shares of Class B Common Stock, par value $.001 per share ("Class B Common").

    THIRD:    In accordance with section 211 of the General Corporation Law of the State of Delaware, the resolution adopted by the Board of Directors was proposed to the stockholders of the Corporation and duly adopted by the stockholders as an amendment to the Certificate of Incorporation of the Corporation.

    FOURTH:   The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, HMS Insurance Holdings, Inc. has caused this certificate to be signed by its Chairman of the Board, and attested by its Secretary, this 3rd day of May, 1990.

                                       HMS INSURANCE HOLDINGS, INC.

                                       By:  /s/ Thomas O. Hicks
                                            -------------------------
                                            Thomas O. Hicks,
                                            Chairman of the Board


ATTEST:

/s/John R. Muse
- -----------------------------
John R. Muse, Secretary

                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE              PAGE 1


    I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LIFE PARTNERS GROUP, INC." FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF APRIL, A.D. 1992, AT 9 O'CLOCK A.M.

                                * * * * * * * * * *


      [SEAL]                 /s/ William T. Quillen,
                             ------------------------------------------
                             WILLIAM T. QUILLEN, SECRETARY OF STATE
                             AUTHENTICATION:  *3836116
                                       DATE:   03/26/1993